Exhibit 10.46

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE is dated as of December 21, 2012, by and between Howard Gold, an individual, Jeff Gold, an individual, Eric J. Schiffer, an individual, and Karen R. Schiffer, an individual (collectively, “LANDLORD”) and 99¢ Only Stores, a California corporation (“TENANT”), with reference to the following facts:

WHEREAS, the parties hereto, among others, entered into that certain letter agreement (the “LETTER AGREEMENT”) dated October 11, 2011, which LETTER AGREEMENT provided for, among other things, the parties hereto to enter into a lease demising certain real property commonly known as 1514 North Main Street, Santa Ana, CA (the “PREMISES”) on the terms and conditions set forth in the LETTER AGREEMENT, including that the parties negotiate in good faith to agree upon the fair market rental value to be used as BASE RENT (as defined in the LEASE);

WHEREAS, the parties hereto entered into such lease (the “LEASE”) on January 13, 2012 (the “LEASE EFFECTIVE DATE”), and were unable to reach an agreement on the fair market rental value to be used as BASE RENT;

WHEREAS, pursuant to the terms of the LETTER AGREEMENT, the LEASE included a BASE RENT, subject to adjustment to the fair market rental value once the same was determined; and

WHEREAS, the parties hereto have reached an agreement on the fair market rental value to be used as BASE RENT, and desire to amend the LEASE to further reflect the terms and provisions set forth herein;

NOW, THEREFOR, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Base Rent.  Effective as of the LEASE EFFECTIVE DATE, the BASE RENT set forth in the LEASE shall be adjusted to Nineteen Thousand Nine Hundred Nineteen and 00/100 Dollars ($19,919.00) per month, as contemplated by Section 1.08(a)(i) thereof.

2.             True Up Payment.  The “RENT TRUE UP DATE” shall be the last day of the calendar month during which this FIRST AMMENDMENT TO LEASE is fully executed and delivered to both LANDLORD and TENANT.  Within ten (10) business days following the RENT TRUE UP DATE, TENANT shall pay to LANDLORD the sum calculated as the difference between the following sums: (i) the new BASE RENT, as set forth in Section 1 hereof and (ii) the BASE RENT actually paid by TENANT to LANDLORD, each sum calculated for the time period between the LEASE EFFECTIVE DATE and the RENT TRUE UP DATE.

3.             Ratification.  Except as expressly amended by the terms of this FIRST AMENDMENT TO LEASE, the LEASE is hereby ratified and confirmed in all respects.

4.             Governing Law.  The laws of the state in which the PREMISES are located shall govern this FIRST AMENDMENT TO LEASE.

5.             Counterparts.  This FIRST AMENDMENT TO LEASE may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, LANDLORD and TENANT have executed this FIRST AMENDMENT TO LEASE as of the date first set forth above.

“LANDLORD”:

	By:	/s/ Howard Gold
Howard Gold, an individual

	By:	/s/ Jeff Gold
Jeff Gold, an individual

	By:	/s/ Eric Schiffer
Eric J. Schiffer, an individual

	By:	/s/ Karen Schiffer
Karen R. Schiffer, an individual

“TENANT”:

99¢ ONLY STORES,
a California corporation

	By:	/s/ Eric Schiffer
Name: Eric Schiffer
Title: Chief Executive Officer

[Signature Page to First Amendment to Lease (Store # 39)]